SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 11, 2012

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No.)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 11, 2012, Bluegreen Corporation (the “Company”) announced its financial results for the three months ended March 31, 2012. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Current Report on Form 8-K (including Exhibit 99.1 hereto) is being furnished pursuant to Item 2.02 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

In addition to financial results determined in accordance with United States generally accepted accounting principles (“GAAP”), the earnings press release also contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses non-GAAP measures in their analysis of the Company’s performance. The non-GAAP measure referred to in the earnings press release is “Bluegreen Resorts Operating profit,” which is defined as income from continuing operations prior to the allocation of corporate overhead, mortgage servicing operations, interest income, other expense, net, interest expense, non-controlling interest, and income taxes.

The Company believes that this non-GAAP measure supplements its GAAP financial information and provides a useful measure of evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. This disclosure should not be viewed as a substitute for operating results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 9.01 Financial Statements and Exhibits.

(d) Press Release dated May 11, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2012

BLUEGREEN CORPORATION

(Registrant)

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release dated May 11, 2012